Exhibit 99.1

                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
                               232A ROYAL PALM WAY
                              PALM BEACH, FL 33480
                          (561) 822-9995 * FAX 822-9942








Poseidis, Inc.
West Palm Beach, FL 33401


Gentlemen:

We are unable to complete the audit of the financial statements of Poseidis, Inc., as of February 28, 2003 in time for the Company=s Form 10-KSB to be filed timely, due to unforeseen circumstances.


Sincerely,

/s/ Durland & Company, CPAs, P.A.
Durland & Company
May 29, 2003